CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated April 4, 2001, which is incorporated by reference, in this Registration Statement (Form N-1A 33-46503) of Dreyfus BASIC U.S. Government Money Market Fund.





                                                             ERNST & YOUNG LLP


New York, New York
June 22, 2001